As filed with the Securities and Exchange Commission on August 12, 2011

Registration No. 333-175236

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

PRE-EFFECTIVE

 AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

______________________

Arrow Financial Corporation

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of

incorporation or organization)

22-2448962

(I.R.S. Employer

Identification No.)

250 Glen Street

Glens Falls, NY 12801

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Terry R. Goodemote

Executive Vice President, Treasurer and Chief Financial Officer

Arrow Financial Corporation

250 Glen Street

Glens Falls, NY 12801

518.745.1000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Thomas B. Kinsock

Thompson Coburn LLP

One US Bank Plaza

St. Louis, Missouri 63101

314.552.6000

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   x

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☐       Accelerated filer   x       Non-accelerated filer  ☐        Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock, $1.00 Par Value	200,000	$4,783,000	$555.31

(1)  Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.   Represents the maximum number of shares of Common Stock currently authorized by the Registrant for offer and sale by it under the Arrow Financial Corporation 2011 Employee Stock Purchase Plan.

(2)  Calculated pursuant to Rule 457(c) of the Securities Act of 1933, based on the average high and low prices reported on NasdaqGS® under the symbol AROW, on June 23, 2011.

(3) The registration fee of $555.31 was previously paid with the initial filing of the Registration Statement on June 29, 2011.

_______________________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Explanatory Note

This Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-175236) originally filed by Arrow Financial Corporation on June 29, 2011, and amended on August 11, 2011 (as amended, the “Form S-3”), is being filed solely for the purpose of including a revised Exhibit 5.1 hereto.  This Amendment No. 2 does not modify any provision of the prospectus constituting Part I of the Form S-3.  Accordingly, such prospectus has not been included herein.

* * * * *

Part II

Information Not Required in Prospectus

Item 14.

Other Expenses of Issuance and Distribution.

SEC Registration Fee	$555.31
Legal Fees and Expenses	$10,000
Accounting Fees and Expenses	$5,000
Miscellaneous	1,000
Total Expenses	$16,555.31

Item 15.

Indemnification of Directors and Officers.

Sections 721-726 of the New York Business Corporation Law generally provide for or permit a corporation to indemnify the directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the reasonable belief that the particular action was in, or not opposed to, the best interests of the corporation.

The Registrant's Certificate of Incorporation provides that directors and officers of the Registrant shall be indemnified, to the fullest extent permitted by the Business Corporation Law, against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys’ fees) incurred by them in connection with actions to which they are, or are threatened to be made, parties.  If a director or officer is not successful in the defense of an action, he or she is entitled to indemnification, under the Registrant's Certificate of Incorporation and the relevant provisions of law, if ordered by a court or if the Board of Directors, acting by a majority vote of a quorum of disinterested directors or upon the written opinion of independent legal counsel, determines that the director or officer acted in good faith for a purpose which he or she  reasonably believed to be in the best interests of the Registrant, and, in criminal actions, had no reasonable cause to believe his or her conduct was unlawful.  In connection with actions by or in the right of the Registrant (derivative suits) as to which the director or officer is not successful, indemnification is permitted for expenses and amounts paid in settlement only if and to the extent that a court of competent jurisdiction deems proper, and indemnification for adverse judgments is not permitted.

Under the Registrant's Certificate of Incorporation and applicable provisions of law, the Board of Directors or the Registrant may advance expenses to a director or officer before final disposition of an action or proceeding upon receipt of an undertaking by the director or officer to repay the amount advanced if he or she is ultimately found not to be entitled to indemnification with respect thereto.

The Registrant’s Certificate of Incorporation also provides that to the fullest extent permitted by law, subject only to the express prohibitions on limitation of liability set forth in Section 402(b) of the Business Corporation Law, a director of the Registrant shall not be liable to the Registrant or its shareholders for monetary damages for any breach of duty as a director.

Pursuant to policies of directors’ and officers’ liability insurance, the directors and officers of the Registrant and its subsidiary banks are insured, subject to the limits, exceptions and other terms and conditions of such policy, against liability for claims made against them for any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty while acting in their individual or collective capacities as directors or officers of such entities.

Item 16.

Exhibits.

See the Exhibit Index attached to this registration statement and incorporated herein by reference.

Item 17.

Undertakings.

(a)

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glens Falls, State of New York, on August 12, 2011.

ARROW FINANCIAL CORPORATION

By: /s/ Thomas L. Hoy

Thomas L. Hoy,

President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Thomas L. Hoy Thomas L. Hoy	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	August 12, 2011
/s/ Terry R. Goodemote Terry R. Goodemote	Executive Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 12, 2011
* Herbert O. Carpenter	Director	August 12, 2011
* John J. Carusone, Jr.	Director	August 12, 2011
* Michael B. Clarke	Director	August 12, 2011
* Gary C. Dake	Director	August 12, 2011
* Mary-Elizabeth T. FitzGerald	Director	August 12, 2011
* David G. Kruczlnicki	Director	August 12, 2011
* Elizabeth O’C. Little	Director	August 12, 2011
* David L. Moynehan	Director	August 12, 2011
* John J. Murphy	Director	August 12, 2011
* Richard J. Reisman, D.M.D.	Director	August 12, 2011

The undersigned by signing his name hereto does hereby sign and execute this Pre-Effective Amendment No. 2 to this Registration Statement on behalf of the above named directors of the Registrant pursuant to the Power of Attorney executed by such directors previously filed with the Securities and Exchange Commission.

* By:

/s/ Thomas L. Hoy

Thomas L. Hoy

Attorney-in-Fact

Exhibit Index

The following exhibits are filed or incorporated by reference as part of this registration statement:

Exhibit

Number

Exhibit

3.(i)

Certificate of Incorporation of the Registrant, incorporated herein by reference from the Registrant’s Annual Report filed on Form 10-K for the year ended December 31, 2007

3.(ii)

By-laws of the Registrant, as amended, incorporated herein by reference from the Registrant’s Current Report on Form 8-K filed on November 24, 2009

4.1*

Arrow Financial Corporation 2011 Employee Stock Purchase Plan

5.1

Opinion of Thompson Coburn LLP

15.1*

Letter of Independent Registered Public Accounting Firm Regarding Unaudited Interim Financial Information

23.1*

Consent of KPMG LLP

23.2

Consent of Thompson Coburn LLP (included in Exhibit 5.1)

24.1*

Power of Attorney (included on signature page of this Registration Statement)

*   Previously filed